UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2021

ChampionX Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38441	82-3066826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2445 Technology Forest Blvd

Building 4, 12th Floor

The Woodlands, Texas 77381

(Address of Principal Executive Offices, including Zip Code)

(281) 403-5772

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	CHX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b) and (c) On January 19, 2021, ChampionX Corporation (the “Company”) announced that, on January 15, 2021, Jay A. Nutt informed the Board of Directors of the Company (the “Board”) that he would be retiring as Senior Vice President and Chief Financial Officer of the Company, effective as of February 1, 2021. On January 15, 2021, the Board appointed Kenneth M. Fisher to serve as Executive Vice President and Chief Financial Officer of the Company, effective as of February 1, 2021. Also on January 15, 2021, in connection with his appointment as Executive Vice President and Chief Financial Officer, Mr. Fisher resigned as a member of the Board, effective as of February 1, 2021.

Mr. Fisher, age 59, has served as a director of the Company since 2018. Mr. Fisher served as the Executive Vice President and Chief Financial Officer of Noble Energy Inc., an oil and natural gas exploration and production company, until its acquisition by Chevron in October 2020. Before joining Noble Energy, he served in a number of senior leadership roles at Shell from 2002 to 2009, including as Executive Vice President of Finance for Upstream Americas, Director of Strategy & Business Development for Royal Dutch Shell plc in The Hague; Executive Vice President of Strategy and Portfolio for Global Downstream in London and Chief Financial Officer of Shell Oil Products U.S., where he was responsible for U.S. downstream finance operations including Shell Pipeline Company. Prior to joining Shell in 2002, Mr. Fisher held senior finance positions within business units of General Electric Company.

There are no arrangements or understandings between Mr. Fisher and any other person pursuant to which he was selected as an executive officer. He has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On January 15, 2021, the Company entered into an offer letter with Mr. Fisher (the “Offer Letter”), which generally provides that Mr. Fisher will serve as the Executive Vice President and Chief Financial Officer of the Company. Pursuant to the Offer Letter, Mr. Fisher is generally (i) entitled to an annualized base salary equal to $590,000, (ii) eligible to receive an annual bonus targeted at 90% of his base salary (based on achievement of the applicable performance goals and objectives established by the Compensation Committee), subject to Mr. Fisher’s continued employment through the end of the applicable performance period, (iii) eligible to participate in employee benefit plans and other benefit programs made available to similarly situated Company employees, (iv) eligible to participate in the ChampionX Corporation Amended and Restated 2018 Equity and Cash Incentive Plan (the “Equity Plan”) and receive during his employment an annual equity grant with a fair market value equal to $1,400,000 (with the form of the equity grants to be determined in the Committee’s sole discretion), subject to the terms and conditions of the Equity Plan and award agreement evidencing the equity grant, and (v) if his employment is terminated under certain circumstances, eligible to receive the severance benefits made available under the ChampionX Corporation Executive Severance Plan or ChampionX Corporation Senior Executive Change-in-Control Severance Plan, as applicable. Mr. Fisher is subject to certain restrictive covenants pursuant to his Offer Letter, including confidentiality, noncompete and nonsolicitation of customers during employment and for a twelve-month post-employment period and nonsolicitation of employees during employment and for a twenty-four month post-employment period.

The above summary of the Offer Letter does not purport to be complete and is qualified in its entirety by reference to the full text the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference in this Current Report on Form 8-K.

The Company issued a press release announcing Mr. Fisher’s appointment as Executive Vice President and Chief Financial Officer of the Company. A copy of the press release is attached as Exhibit 99.1 and is incorporated in this Current Report on Form 8-K in its entirety by reference.

(e) In connection with Mr. Nutt’s departure from the Company, on January 15, 2021, the Company and Mr. Nutt entered into a transition letter (the “Transition Letter”) and a release and separation agreement (the “Release and Separation Agreement”) pursuant to which, if Mr. Nutt continues to provide services to the Company to transition his role through June 30, 2021 (or otherwise experiences an earlier termination without cause or due to his death or disability), Mr. Nutt will be entitled to receive the severance benefits set forth in Articles 4 and 5 of the ChampionX Senior Executive Change-in-Control Severance Plan and

accelerated vesting and payment of his outstanding equity awards in accordance with Section 36(a) of the ChampionX Corporation Amended and Restated 2018 Equity and Cash Incentive Plan, subject in each case to his re-execution of the Release and Separation Agreement at the time of termination and compliance with the restrictive covenants set forth therein.

The above summary of Mr. Nutt’s Transition Letter and Release and Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of Mr. Nutt’s Transition Letter and Release and Separation Agreement, copies of which are attached hereto as Exhibit 10.2 and Exhibit 10.3, respectively, and are incorporated by reference in this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits. See Exhibit Index, incorporated herein by reference.

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Offer Letter, dated January 15, 2021 by and between the Company and Kenneth M. Fisher

10.2	Release and Separation Agreement, dated January 19, 2021 by and between the Company and Jay A. Nutt Fisher

10.3	Transition Letter, dated January 15, 2021 by and between the Company and Jay A. Nutt

99.1	Press Release of ChampionX Corporation dated January 19, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHAMPIONX CORPORATION

Date: January 21, 2021	By:	/s/ Julia Wright
Julia Wright Senior Vice President, General Counsel and Secretary